Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 14, 2025, among ModivCare Inc., a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Guarantors”) and Ankura Trust Company, LLC, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee and the Notes Collateral Agent an indenture, dated as of March 7, 2025 (the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 5.000% / 10.000% Second Lien Senior Secured PIK Toggle Notes due 2029;
WHEREAS, pursuant to the Indenture, on March 7, 2025, the Issuer initially issued $251,000,000 aggregate principal amount of its 5.000% / 10.000% Second Lien Senior Secured PIK Toggle Notes due 2029 (such Notes, the “Initial Notes”);
WHEREAS, Section 2.01 of the Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be issued from time to time by the Issuer (subject to the Issuer’s compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes;
WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $50,165,000 aggregate principal amount of 5.000% / 10.000% Second Lien Senior Secured PIK Toggle Notes due 2029, having the same terms as to status, redemption or otherwise (other than the issue date) and CUSIP number as the Initial Notes, in the forms of Exhibit A to the Indenture (the “Additional 2029 Notes” and, together with the Initial Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guarantors shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, Section 9.01(a)(7) of the Indenture provides that the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.Additional Notes. As of the date hereof, the Additional 2029 Notes are hereby created under, and shall be governed by, the Indenture, which Additional 2029 Notes constitute Additional Notes issued pursuant to Section 2.01 of the Indenture, having the same terms as to status, redemption or otherwise as the Initial Notes (other than the issue date, which shall be as set forth herein). The aggregate principal amount of Additional 2029 Notes that the Authenticating Agent may be directed to authenticate and deliver pursuant to this Supplemental Indenture is $50,165,000. The Additional 2029 Notes shall be issued on the date hereof as set forth the Purchase and Exchange Agreement, dated as of January 9, 2025, by and among the Issuer and certain holders of the Issuer’s 5.000% Senior Notes due 2029 party thereto. Interest on the Additional 2029 Notes shall accrue from October 1, 2024 and the first Interest Payment Date shall be April 1, 2025. The Additional Notes shall be issued as Rule 144A Global Notes under the Indenture pursuant to Rule 144A and shall bear CUSIP Number 60783X AC8. The Initial Notes and the Additional 2029 Notes shall be consolidated with and form a single class with the Initial Notes.
3.Guarantees. Each Guarantor hereby confirms and agrees that the Notes obligations under the Additional 2029 Notes are guaranteed by such Guarantor.
4.Security. The Issuer and each Guarantor hereby confirm and agree that, for purposes of Section 12.01 of the Indenture, the Notes and all other obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under the Indenture, the Notes and the Security Documents, including the obligations with respect to the Additional 2029 Notes, are secured by the Security Documents.
5.Execution, Delivery and Validity. The Issuer and the Guarantors each represent and warrant to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
6.Notices. Any notices provided under or in connection with this Supplemental Indenture shall be provided in accordance with Section 13.02 of the Indenture.
7.Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE ADDITIONAL 2029 NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
8.Waiver of Jury Trial.    EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE

NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
9.Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture. The words “execution,” “signed,” “signature” and words of like import in this Supplemental Indenture shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
10.Headings. The headings of the Articles and the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
11.Trustee and Notes Collateral Agent. In entering into this Supplemental Indenture, the Trustee and the Notes Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and the Notes Collateral Agent, whether or not provided elsewhere in this Supplemental Indenture. The Trustee and the Notes Collateral Agent make no representations as to the validity, execution or sufficiency of this Supplemental Indenture or in respect of the recitals contained in this Supplemental Indenture, all of which are deemed made by the Issuer and the Guarantors.
12.Notes. Each Note, with effect on and from the date hereof, shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture and giving effect to the amendments set forth above.
13.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

14.Effectiveness. This Supplemental Indenture shall become operative and effective as of the date hereof upon the execution and delivery hereof by the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MODIVCARE INC.,
as Issuer

By:     /s/ L. Heath Sampson
Name: L. Heath Sampson
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

GUARANTORS

ALL METRO ASSOCIATE PAYROLL SERVICES CORPORATION
ALL METRO CGA PAYROLL SERVICES CORPORATION
ALL METRO HEALTH CARE SERVICES, INC. ALL METRO HOME CARE SERVICES, INC. ALL METRO MANAGEMENT AND PAYROLL
SERVICES CORPORATION
CALIFORNIA MEDTRANS NETWORK IPA LLC CALIFORNIA MEDTRANS NETWORK MSO LLC CGA HOLDCO, INC.
CIRCULATION, INC.
FLORIDA MEDTRANS NETWORK LLC FLORIDA MEDTRANS NETWORK MSO LLC HEALTH TRANS, INC.
HIGI CARE HOLDINGS, LLC
HIGI CARE, LLC
HIGI SH LLC
METROPOLITAN MEDICAL TRANSPORTATION IPA, LLC
MODIVCARE SOLUTIONS, LLC NATIONAL MEDTRANS, LLC OEP AM, INC.
PROVADO TECHNOLOGIES, LLC RED TOP TRANSPORTATION, INC. RIDE PLUS, LLC
SOCRATES HEALTH HOLDINGS, LLC TRIMED, LLC
VICTORY HEALTH HOLDINGS, LLC

By:     /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

A.E. MEDICAL ALERT, INC.
ALL METRO HOME CARE SERVICES OF NEW YORK, INC.
ASSOCIATED HOME SERVICES, INC. AUDITORY RESPONSE SYSTEMS, INC. BARNEY’S MEDICAL ALERT-ERS, INC. CARE FINDERS TOTAL CARE LLC
NEW ENGLAND EMERGENCY RESPONSE SYSTEMS, INC.
SAFE LIVING TECHNOLOGIES, LLC VALUED RELATIONSHIPS, INC.
VRI INTERMEDIATE HOLDINGS, LLC

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President

A & B HOMECARE SOLUTIONS, L.L.C. ARSENS HOME CARE, INC. CAREGIVERS AMERICA, LLC HELPING HAND HOME HEALTH CARE
AGENCY INC.
MULTICULTURAL HOME CARE INC.

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: Chief Executive Officer

AM HOLDCO, INC.
AM INTERMEDIATE HOLDCO, INC.

By:    /s/ L. Heath Sampson     Name: L. Heath Sampson
Title: President, Chief Executive Officer and Secretary

[Signature Page to Supplemental Indenture]

PHILADELPHIA HOME CARE AGENCY, INC.
By:        /s/ L. Heath Sampson
    Name: L. Heath Sampson
    Title: Treasurer

GUARDIAN MEDICAL MONITORING, LLC
HEALTHCOM HOLDINGS, LLC

By: VRI Intermediate Holdings, LLC

    By: Victory Health Holdings, LLC,
     as managing member
    By:    /s/ L. Heath Sampson
     Name: L. Heath Sampson
     Title: President and Chief Executive Officer

AT-HOME QUALITY CARE, LLC
UNION HOME CARE LLC

By: CareFinders Total Care LLC,
as sole member
    By:    /s/ L. Heath Sampson
     Name: L. Heath Sampson
     Title: President

[Signature Page to Supplemental Indenture]

HIGI SH HOLDINGS INC.

By:        /s/ Jeffrey Bennett
    Name: Jeffrey Bennett
    Title: Chief Executive Officer

[Signature Page to Supplemental Indenture]

Exhibit 4.1

ANKURA TRUST COMPANY, LLC,
as Trustee

By:     /s/ Krista Gulalo
Name: Krista Gulalo
Title:     Managing Director

ANKURA TRUST COMPANY, LLC,
as Notes Collateral Agent

By:     /s/ Krista Gulalo
Name: Krista Gulalo
Title:     Managing Director

[Signature Page to Supplemental Indenture]